Exhibit 99.1
                       ANAREN REPORTS 3RD QUARTER RESULTS

    SYRACUSE, N.Y., April 27 /PRNewswire-FirstCall/ -- Anaren, Inc.
(Nasdaq: ANEN) today reported record net sales for the third quarter ended March 31, 2006 of $26.7 million, up 23% from the third quarter of fiscal year 2005.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO )

    Income from continuing operations for the third quarter was $3.2 million, or $0.18 per diluted share including $0.8 million, or $0.04 per diluted share in equity based compensation expense. This compares to income from continuing operations of $1.9 million, or $0.09 per diluted share for the third quarter of fiscal 2005. Excluding equity based compensation expense, income from continuing operations for the third quarter was $4.0 million, or $0.22 per diluted share, an increase of 115% from the third quarter of last year.

    The effective tax rate for the third quarter of fiscal 2006 was 21.7%, compared to 19.1% for the third quarter of fiscal 2005.

    Operating income for the third quarter of fiscal 2006 was $3.5 million, or 13.1% of net sales, including $0.8 million in equity based compensation expense. This compares to operating income of $1.7 million, or 8.0% of net sales, for the third quarter of fiscal 2005. Excluding equity based compensation expense, operating income for the third quarter was $4.3 million, or 16.2% of net sales, an increase of 148% from the third quarter of last year.

    The final liquidation and dissolution of the Company's European corporate structure was concluded during the quarter ended March 31, 2006. As part of this liquidation and dissolution, the Company recognized income from discontinued operations of $817,000 resulting from final asset and liability liquidation and previously unrecognized currency translation gains.

    Net income for the third quarter was $4.0 million or $0.23 per diluted share including income from discontinued European operations of $817,000 or $0.05 per diluted share. This compares to net income of $1.9 million, or $0.09 per diluted share for the third quarter of fiscal 2005.

    Lawrence A. Sala, Anaren's President and CEO said, "The continued improvement in profitability for the quarter was driven by the growth in net sales, a favorable wireless product mix and improved operating efficiencies. Our Suzhou, China operation and the restructuring activities completed in fiscal 2005 are having a positive impact on our customer service and financial performance." Mr. Sala added, "We have benefited from favorable Wireless Infrastructure market conditions and are pleased with the growth and operating performance of our Space and Defense Group."

    For the nine months ended March 31, 2006, net sales were $76.3 million, up 8.5% from $70.3 million for the first nine months of fiscal 2005. Operating income for the first nine months of fiscal 2006 was $8.4 million, or 11.0% of net sales, including $2.5 million, or 3.3% of net sales, in equity based compensation expense. Operating income before equity based compensation expense for the first nine months of fiscal 2006 was 14.3% of net sales. Income from continuing operations for the first nine months of fiscal 2006 was $7.7 million, or $0.43 per diluted share, including $2.5 million, or $0.13 per diluted share, in equity based compensation expense net of tax. This compares to income from continuing operations for the first nine months of fiscal 2005 of $4.8 million, or $0.24 per diluted share, which included $1.5 million in restructuring and consolidation charges.

    Net income for the nine months ended March 31, 2006 was $8.5 million, or $0.48 per diluted share, including income from discontinued operations of $817,000, or $0.05 per diluted share, compared to net income of $4.8 million, or $0.24 per diluted share for the first nine months of fiscal 2005.

    Balance Sheet

    Cash, cash equivalents and marketable debt securities at March 31, 2006 were $81.0 million. During the quarter, the Company generated $3.9 million in cash from operations, bringing the total year-to-date for fiscal 2006 to $10.9 million. The Company expended $1.3 million on capital additions during the quarter.

    Wireless Group

    Wireless Group net sales for the quarter were $16.0 million, up 13% from the third quarter of fiscal 2005. The increase in wireless net sales from the third quarter of last year was driven by an increase in sales of custom products as well as improved sales at Anaren Ceramics. Sales of consumer component products were $0.60 million for the quarter, up 21% from the third quarter of fiscal 2005, driven by increased demand for satellite television applications. Due to the seasonality of this application, we anticipate that consumer component sales will further increase in the fourth quarter.

    The Group delivered prototype and production verification samples on several new custom assembly and standard product opportunities. The group also secured multiple new consumer component design-ins for satellite television set top tuner applications. Wireless Group research and development spending remains focused on consumer and ferrite component development activity.

    Customers that were 10% of Wireless Group net sales or greater for the quarter included Motorola, Inc, Nokia Corp., Ericsson and Richardson Electronics LTD.

    Space and Defense Group

    Space and Defense Group net sales for the quarter were $10.7 million, up 40% from the third quarter of fiscal 2005. New orders for the quarter totaled $7.8 million and included contracts for satellite and radar antenna subassemblies. We continue to enjoy a favorable Space and Defense opportunity environment and believe that the 0.73-to-1.0 book to bill ratio for the quarter was the result of order timing. Space and Defense backlog at March 31, 2006 was $46.7 million, down 2% from $47.5 million at June 30, 2005.

    Outlook

    We expect continued market demand volatility for wireless infrastructure products, a seasonally driven increase in demand for the consumer component product line and relative consistency from the backlog-driven Space and Defense segment. As a result, we expect net sales to be in the range of $26.0 - $28.0 million for the fourth quarter of fiscal 2006. With an anticipated tax rate of approximately 24% and an expected equity based compensation expense of approximately $0.04 per diluted share, we expect net earnings per diluted share to be in the range of $0.14 - $0.17 for the fourth quarter.

    Forward-Looking Statements

    The statements contained in this news release which are not historical information are "forward-looking statements". These, and other forward- looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment. Such known factors include, but are not limited to: the Company's ability to timely ramp up to meet some of our customers' increased demands; unanticipated delays and/or difficulties associated with ramping up the Company's Suzhou China facility to meet existing and anticipated demand for Wireless products; unanticipated delays in successfully completing customer orders within contractually required timeframes; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; order cancellations or extended postponements; the risks associated with any technological shifts away from the Company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2005 Annual Report, Anaren's Form 10-K for the fiscal year ended June 30, 2005 and Anaren's Form 10-Q for the three months ended March 31, 2006 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

    Conference Call

    Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and ccbn.com at http://www.streetevents.com on Thursday, April 27, 2006 at 5:00 p.m. EDT. A replay of the conference call will be available at 8:00 p.m. (EDT) beginning April 27, 2006 through midnight May 1, 2006. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820. The access code is 7984264. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-800-500-3170 and International is 1-719-457-2733.

    Company Background

    Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at http://www.anaren.com.

                                  Anaren, Inc.
                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                 Three Months Ended                   Nine Months Ended
                                           -------------------------------     -------------------------------
                                           Mar. 31, 2006     Mar. 31, 2005     Mar. 31, 2006     Mar. 31, 2005
                                           -------------     -------------     -------------     -------------
Sales                                      $  26,701,083     $  21,783,418     $  76,334,454     $  70,340,797
Cost of sales                                 16,458,102        14,630,770        48,400,518        48,536,159
Gross profit                                  10,242,981         7,152,648        27,933,936        21,804,638
                                                    38.4%             32.8%             36.6%             31.0%
Operating expenses:
  Marketing                                    1,806,588         1,513,274         5,290,327         5,150,892
  Research and development                     2,187,966         1,635,048         6,491,045         4,667,230
  General and administrative                   2,756,278         2,256,819         7,771,712         6,500,755
  Restructuring                                       --                --                --           458,335
    Total operating expenses                   6,750,832         5,405,141        19,553,084        16,777,212

Operating income                               3,492,149         1,747,507         8,380,852         5,027,426
                                                    13.1%              8.0%             11.0%              7.1%
Other income (expense):
  Other income, primarily interest               620,173           558,166         1,744,738         1,090,937
  Interest expense                                (6,143)           (6,143)          (18,429)          (21,785)
    Total other income (expense)                 614,030           552,023         1,726,309         1,069,152

Income from continuing
 operations before
 income tax                                    4,106,179         2,299,530        10,107,161         6,096,578
Income taxes                                     892,000           439,000         2,409,000         1,274,000
  Income from continuing operations            3,214,179         1,860,530         7,698,161         4,822,578
                                                    12.0%              8.5%             10.1%              6.9%
Discontinued operations:
Income (loss) from
 discontinued operations
 of Anaren Europe                                817,177                --           817,177                --
Income tax benefit                                    --                --                --                --
Net income (loss) from
 discontinued operations                         817,177                --           817,177                --

Net income                                 $   4,031,356     $   1,860,530     $   8,515,338     $   4,822,578
                                                    15.1%              8.5%             11.2%              6.9%
Basic earnings per share:
  Income from continuing
   operations                              $        0.19     $        0.10     $        0.45     $        0.24
  Income (loss) from
   discontinued operations                          0.05              0.00              0.05              0.00
  Net income                               $        0.24     $        0.10     $        0.50     $        0.24

Diluted earnings per share:
  Income from continuing
   operations                              $        0.18     $        0.09     $        0.43     $        0.24
  Income (loss) from
   discontinued operations                          0.05              0.00              0.05              0.00
  Net income                               $        0.23     $        0.09     $        0.48     $        0.24

Shares used in computing
  net earnings per share:
  Basic                                       16,946,993        19,336,007        17,124,494        19,689,024
  Diluted                                     17,547,333        19,801,542        17,623,362        20,217,742

                                  Anaren, Inc.
                      Consolidated Condensed Balance Sheets
                                   (Unaudited)

                                           Mar. 31, 2006    June 30, 2005    Dec. 31, 2005
                                           -------------    -------------    -------------
Assets:
Cash, cash equivalents
 and short-term investments                $  75,464,470    $  58,408,721    $  64,728,186
Accounts receivable, net                      15,611,714       14,780,146       13,907,521
Other receivables                                958,174        1,144,680        1,142,200
Inventories                                   22,127,577       19,403,348       22,380,517
Other current assets                           1,894,413        1,771,658        2,018,153
  Total current assets                       116,056,348       95,508,553      104,176,577
Net property, plant and equipment             25,689,775       24,983,653       25,564,872
Securities available
 for sale                                             --        3,500,000               --
Securities held to
 maturity                                      5,502,468       20,100,547       12,499,018
Goodwill                                      30,715,861       30,715,861       30,715,861
Other intangibles                                423,588          673,241          506,806
Total assets                               $ 178,388,040    $ 175,481,855    $ 173,463,134

Liabilities and stockholders' equity

Liabilities:
Accounts payable                           $   5,167,651    $   6,077,313    $   5,525,706
Accrued expenses                               2,475,492        2,331,885        2,473,539
Customer advance payments                        483,722               --          483,722
Other liabilities                              1,906,643        2,545,847        2,420,237
  Total current liabilities                   10,033,508       10,955,045       10,903,204

Other non-current liabilities                  6,500,242        5,448,247        6,013,707
  Total liabilities                           16,533,750       16,403,292       16,916,911

Stockholders' equity:
Retained earnings                             67,175,145       58,659,807       63,143,789
Common stock and
 additional paid-in capital                  176,098,404      171,346,105      174,096,475
Accumulated
 comprehensive loss                           (1,435,968)        (747,539)        (721,756)
  Less: cost of treasury stock               (79,983,291)     (70,179,810)     (79,972,285)
  Total stockholders' equity                 161,854,290      159,078,563      156,546,223

Total liabilities and
 stockholders' equity                      $ 178,388,040    $ 175,481,855    $ 173,463,134

                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                          Three Months Ended
                                           -----------------------------------------------
                                            GAAP Results    SFAS 123R EXP    W/O SFAS 123R
                                           Mar. 31, 2006    Mar. 31, 2006    Mar. 31, 2006
                                           -------------    -------------    -------------
Net sales                                  $  26,701,083    $          --    $  26,701,083
Cost of sales                                 16,458,102          216,115       16,241,987
Gross profit                                  10,242,981          216,115       10,459,096
                                                    38.4%                             39.2%
Operating expenses:
  Marketing                                    1,806,588           67,891        1,738,697
  Research and development                     2,187,966          109,679        2,078,287

  General and administrative                   2,756,278          441,328        2,314,950
    Total operating expenses                   6,750,832          618,898        6,131,934

Operating income                               3,492,149          835,013        4,327,162
                                                    13.1%                             16.2%
Other income (expense):
  Other, primarily interest income               620,173               --          620,173

  Interest expense                                (6,143)              --           (6,143)
    Total other income, net                      614,030               --          614,030

Income from continuing
 operations before income tax                  4,106,179          835,013        4,941,192
Income taxes                                     892,000           57,000          949,000
Income from continuing
 operations                                $   3,214,179    $     778,013    $   3,992,192
                                                    12.0%                             15.0%
Discontinued operations
Income (loss) from
 discontinued operations
 of Anaren Europe                                817,177               --          817,177
Income tax benefit                                    --               --               --
Net income (loss) from
 discontinued operations                         817,177               --          817,177

Net income                                 $   4,031,356    $     778,013    $   4,809,369
                                                    15.1%                             18.0%
Basic earnings per share
  Income from
   continuing operations                   $        0.19    $        0.05    $        0.24
  Income (loss) from
   discontinued operations                 $        0.05    $          --    $        0.05
  Net income                               $        0.24    $        0.05    $        0.29

Diluted earnings per share
  Income from
   continuing operations                   $        0.18    $        0.04    $        0.22
  Income (loss) from
   discontinued operations                 $        0.05    $          --    $        0.05
  Net income                               $        0.23    $        0.04    $        0.27

Shares used in computing net
 income per share:
    Basic                                     16,946,993       16,946,993       16,946,993
    Diluted                                   17,547,333       17,547,333       17,547,333

                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                          Nine Months Ended
                                           -----------------------------------------------
                                            GAAP Results    SFAS 123R EXP    W/O SFAS 123R
                                           Mar. 31, 2006    Mar. 31, 2006    Mar. 31, 2006
                                           -------------    -------------    -------------
Net sales                                  $  76,334,454    $          --    $  76,334,454
Cost of sales                                 48,400,518          737,631       47,662,887
Gross profit                                  27,933,936          737,631       28,671,567
                                                    36.6%                             37.6%
Operating expenses:
  Marketing                                    5,290,327          205,357        5,084,970
  Research and development                     6,491,045          237,381        6,253,664

  General and administrative                   7,771,712        1,323,221        6,448,491
    Total operating expenses                  19,553,084        1,765,959       17,787,125

Operating income                               8,380,852        2,503,590       10,884,442
                                                    11.0%                             14.3%
Other income (expense):
  Other, primarily
   interest income                             1,744,738               --        1,744,738
  Interest expense                               (18,429)              --          (18,429)
    Total other income, net                    1,726,309               --        1,726,309

Income from continuing
 operations before
 income tax                                   10,107,161        2,503,590       12,610,751

Income taxes                                   2,409,000          171,000        2,580,000
Income from
 continuing operations                     $   7,698,161    $   2,332,590    $  10,030,751
                                                    10.1%                             13.1%
Discontinued operations
Income (loss) from
 discontinued operations
 of Anaren Europe                                817,177               --          817,177
Income tax benefit                                    --               --               --
Net income (loss)
 from discontinued
 operations                                      817,177               --          817,177

Net income                                 $   8,515,338    $   2,332,590    $  10,847,928
                                                    11.2%                             14.2%
Basic earnings per share
  Income from
   continuing operations                   $        0.45    $        0.13    $        0.58
  Income (loss) from
   discontinued
   operations                              $        0.05    $          --    $        0.05
  Net income                               $        0.50    $        0.13    $        0.63

Diluted earnings per share
  Income from
   continuing operations                   $        0.43    $        0.13    $        0.56

  Income (loss) from
   discontinued operations                 $        0.05    $          --    $        0.05
  Net income                               $        0.48    $        0.13    $        0.61

Shares used in computing
  net income per share:
    Basic                                     17,124,494       17,124,494       17,124,494
    Diluted                                   17,623,362       17,623,362       17,623,362

                          Anaren, Inc. and Subsidiaries
                 Consolidated Condensed Statements of Cash Flows
                                   (Unaudited)

                                                    Nine Months     Three Months
                                                       Ended           Ended
                                                   Mar. 31, 2006   Mar. 31, 2006
                                                   -------------   -------------
Cash flows from operating activities:
  Net income                                       $   8,515,338   $   4,031,356
  Net income gain/(loss) from discontinued
   operations                                            817,177         817,177
  Net income from continuing operations                7,698,161       3,214,179

Adjustments to reconcile net income to
 net cash provided by operating activities:

  Depreciation and amortization of plant
   and equipment                                       3,593,626       1,202,549
  Loss on sale of equipment                               15,875              --
  Amortization of intangibles                            249,653          83,218
  Provision for doubtful accounts                        (12,613)        (10,321)
  Deferred income taxes                                  247,405          91,000
  Equity based compensation                            2,590,491         864,647
  Receivables                                           (818,955)     (1,693,872)
  Inventories                                         (2,724,229)        252,940
  Accounts payable                                      (876,135)       (324,528)
  Other assets and liabilities                         1,001,892         337,087

  Net cash provided by continuing operations          10,965,171       4,016,899
  Net cash used for discontinued operations              (97,241)        (97,241)

  Net cash provided by operating activities           10,867,930       3,919,658

Cash flows from investing activities:
  Capital expenditures                                (4,316,623)     (1,327,452)
  Proceeds from sale of equipment                          1,000              --
  Net maturities (purchases) of marketable
   debt and equity securities                          2,903,784        (606,453)
  Net cash (used in) provided by investing
   activities                                         (1,411,839)     (1,933,905)

Cash flows from financing activities:
  Stock options exercised                              1,783,491       1,137,282
  Tax benefit from exercise of stock options             378,318              --

  Purchase of treasury stock                          (9,803,481)        (11,006)
  Net cash (used in) provided by financing
   activities                                         (7,641,672)      1,126,276

  Effect of exchange rates                                47,035          21,252

  Net increase (decrease) in cash and
   cash equivalents                                    1,861,454       3,133,281

Cash and cash equivalents at beginning of period       5,900,841       4,629,014
Cash and cash equivalents at end of period         $   7,762,295   $   7,762,295

SOURCE  Anaren, Inc.
    -0-                             04/27/2006
    /CONTACT:  Joseph E. Porcello, VP of Finance of Anaren, Inc.,
+1-315-432-8909/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO /
    /Web site:  http://www.anaren.com /